Exhibit 99.1

The Trade Desk Announces Approval of Reincorporation to Nevada

LOS ANGELES, CA – (November 14, 2024) – The Trade Desk, Inc. (“The Trade Desk,” the “Company” or “we”) (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced that its stockholders approved the reincorporation of the Company from the State of Delaware to the State of Nevada by conversion at the Company’s special meeting of stockholders, held on Thursday, November 14, 2024.

The proposal is described in more detail in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on October 3, 2024.

About The Trade Desk

The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Contact

Investors

Chris Toth

Vice President Investor Relations, The Trade Desk

ir@thetradedesk.com

Media

Melinda Zurich

VP, Communications

The Trade Desk

Melinda.zurich@thetradedesk.com